Exhibit 10.33

SECOND AMENDMENT TO

PROMISSORY NOTE

FOR VALUE RECEIVED, on this 1st day of May, 2005, Nanophase Technologies Corporation, a Delaware corporation (“Debtor”), hereby further amends that certain $1,293,895 Promissory Note dated September 14, 2000 (the “Note”) executed by the Debtor on October 6, 2000 in favor of BASF Corporation (“BASF”), and previously amended by that certain First Amendment to the note executed by the Debtor on March 11, 2003, as set forth below.

The Note as initially amended is hereby further amended to strike the last sentence in the second paragraph of the Note and replace such stricken sentence with the following:

“Commencing with the first delivery of Z-Cote coated by Debtor (the “First Delivery Date”), the principal and interest due under this note shall be repaid through the issuance by Debtor of a credit on all invoices for coating at the rate of [* * *], until such time as all principal and interest due under this note has been paid; provided further that all principal and interest which remains outstanding after June 1, 2007 shall become immediately payable upon demand by BASF.”

This Second Amendment amends the Note and any other documents or agreements delivered by the Company in connection with the Note. Except as amended herein, the Note shall remain in full force and effect and shall be incorporated herein and made a part hereof by reference.

IN WITNESS WHEREOF, Debtor has signed this Second Amendment to Promissory Note as of the date first set forth above.

Nanophase Technologies Corporation

By:	/s/ Joseph Cross
Joseph Cross, President

Agreed to, acknowledged and accepted

as of the date first written above by

BASF Corporation

By:	/s/ Simon Medley
Its:	Simon Medley Group Vice President, Fine Chemicals

* * * CONFIDENTIAL TREATMENT REQUESTED – this confidential portion has been omitted from this document and filed separately with the Commission.